    As filed with the Securities and Exchange Commission on October 18, 1996
                                                 Registration No. 333-__________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                           SPATIAL TECHNOLOGY INC.
           (Exact name of registrant as specified in its charter)

       Delaware                                               84-1035353
(State of Incorporation)                                 (I.R.S. Employer of
                                                        Identification No.)

                            --------------------

                        2425 55th Street, Building A
                          Boulder, Colorado  80301
                               (303) 449-0649
        (Address and telephone number of principal executive offices)

                            --------------------

              1996 AMENDED AND RESTATED 1987 STOCK OPTION PLAN
                         1996 EQUITY INCENTIVE PLAN
               1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)

                              Richard M. Sowar
                           Chief Executive Officer
                           Spatial Technology Inc.
                        2425 55th Street, Building A
                          Boulder, Colorado  80301
                               (303) 449-0649
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                            --------------------

                                 Copies to:
                          James C.T. Linfield, Esq.
                             Cooley Godward LLP
                      2595 Canyon Boulevard, Suite 250
                        Boulder, Colorado  80302-6737
                               (303) 546-4000

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
      BE REGISTERED              REGISTERED               SHARE (1)                PRICE (1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
 Common Stock (par
 value $.01)                     1,711,477                 $4.73                  $8,101,924                $2,456
========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1996 Amended and Restated 1987 Stock Option Plan, the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors' Stock Option Plan pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and,
(b) for shares granted after the date hereof, the Registrant's offering price pursuant to its Registration Statement on Form SB-2 which was declared effective by the Securities and Exchange Commission on October 17, 1996.

==================================================================================================================================
          TYPE OF SHARES                 NUMBER OF SHARES            OFFERING PRICE PER SHARE         AGGREGATE OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to                 361,477                        $3.74 (a)                       $1,351,924
 options outstanding under the
 1996 Amended and Restated 1987
 Stock Option Plan
----------------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to               1,000,000                        $5.00 (b)                       $5,000,000
 options outstanding and upon
 exercise of options available
 for grant under the 1996
 Equity Incentive Plan
----------------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to                 250,000                        $5.00 (b)                       $1,250,000
 options outstanding and upon
 exercise of options available
 for grant under the 1996
 Non-Employee Directors' Stock
 Option Plan
----------------------------------------------------------------------------------------------------------------------------------
 Shares issuable upon exercise               100,000                        $5.00 (b)                       $  500,000
 of options available for grant
 under the Employee Stock
 Purchase Plan
==================================================================================================================================

(a)      Based on the weighted average exercise price of options outstanding.

(b) Based on the weighted average exercise price of options outstanding and on the offering price of the Registrant's securities computed in accordance with Rule 457(h) under the Securities Act.




                                      2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Spatial Technology Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (A) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (B) The description of the Company's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         (C) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company's directors shall not be liable for monetary damages for breach of fiduciary duty to the Company and its stockholders as a director, except for liability (i) for breach of their duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate further provides that no amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of directors will then be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.





                                        3.

         The Company's Bylaws provide that the Company will indemnifiy its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. Pursuant to authority granted in the Bylaws, the Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law and provide that the Company shall indemnify and advance expenses to such directors and executive officers in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

                      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
------        ----------------------
5.1           Opinion of Cooley Godward LLP.

23.1          Consent of KPMG Peat Marwick LLP.

23.2          Consent of Cooley Godward LLP.  Reference is made to
              Exhibit 5.1.

24.1          Power of Attorney.  Reference is made to the signature pages.

99.1*         1996 Amended and Restated Stock Option Plan of the
              Registrant, including form of Incentive Stock Option and Nonstatutory Stock Option.

99.2* 1996 Equity Incentive Plan of the Registrant, including form of Incentive Stock Option and Nonstatutory Stock Option.

99.3*         1996 Non-Employee Directors' Stock Option Plan of the
              Registrant, including form of Nonstatutory Stock Option.

99.4*         Employee Stock Purchase Plan of the Registrant.

---------------
*        Filed as an exhibit to the Registrant Statement on Form SB-2 (No.
         333-5416-D), as amended through the date hereof, and incorporated herein by reference.





                                        4.

                                  UNDERTAKINGS

       1.     The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                     5.

                                   SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 18th day of October, 1996.


                                    SPATIAL TECHNOLOGY INC.



                                    By: /s/ Richard M. Sowar
                                        -----------------------------------
                                        Richard M. Sowar
                                        Chief Executive Officer & Director


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Sowar and Mark C. Vellequette, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.





                                     6.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                               DATE
   /s/ Richard M. Sowar             Chief Executive Officer and         October 18, 1996
----------------------------        Director
       Richard M. Sowar             (Principal Executive Officer)




   /s/ Jerry T. Sisson              President, Chief Operating          October 18, 1996
----------------------------        Officer and Director
       Jerry T. Sisson



   /s/ Mark C. Vellequette          Vice President, Finance and         October 18, 1996
----------------------------        Administration and Secretary
       Mark C. Vellequette          (Principal Financial and
                                    Accounting Officer)




   /s/ Fred F. Nazem                Chairman of the Board               October 18, 1996
----------------------------
       Fred F. Nazem




   /s/ Philip E. Barak              Director                            October 18, 1996
----------------------------
       Philip E. Barak




                                     7.

                                EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT
------        ----------------------
5.1           Opinion of Cooley Godward LLP.

23.1          Consent of KPMG Peat Marwick LLP.

23.2          Consent of Cooley Godward LLP.  Reference is made to
              Exhibit 5.1.

24.1          Power of Attorney.  Reference is made to the signature pages.

99.1*         1996 Amended and Restated Stock Option Plan of the
              Registrant, including form of Incentive Stock Option and Nonstatutory Stock Option.

99.2* 1996 Equity Incentive Plan of the Registrant, including form of Incentive Stock Option and Nonstatutory Stock Option.

99.3*         1996 Non-Employee Directors' Stock Option Plan of the
              Registrant, including form of Nonstatutory Stock Option.

99.4*         Employee Stock Purchase Plan of the Registrant.

---------------
*        Filed as an exhibit to the Registrant Statement on Form SB-2 (No.
         333-5416-D), as amended through the date hereof, and incorporated herein by reference.